Exhibit 16.1

U.S. Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE:  Zika Diagnostics,  Inc.

Ladies and Gentlemen:

We have read Item 4.01 of Zika Diagnostics, Inc.'s Current Report on Form 8-K dated January 9, 2017 captioned "Changes in Registrant's Certifying Accountant," and are in agreement with the statements contained therein, as they relate to our firm. We have no basis to agree or disagree with other statements contained therein.

Very Truly yours,

WOLINETZ, LAFAZAN & COMPANY, CPA'S,  P.C.
Rockville Centre, New York
January 11, 2017